Exhibit 99.1

NEWS RELEASE

Contact:
Bobbi J. Roberts Vice President, Investor Relations Saxon Capital, Inc. 804.967.7879 robertsb@saxonmtg.com

Release Date: November 7, 2003 at 5:00 p.m. Eastern Time

Saxon Capital, Inc. Announces Agreement to Settle Litigation; Subsequent Event
to be Reflected in Third Quarter Financial Results

GLEN ALLEN, VA. (November 7, 2003) – Saxon Capital, Inc. (“Saxon”) (NASDAQ: SAXN), a residential mortgage lending and servicing company, announced today that it has reached an agreement, subject to conditions, to resolve the Fair Labor Standards Act (“FLSA”) litigation against its subsidiary, America's MoneyLine, Inc.  As a result of the settlement agreement, which was entered into on November 3, 2003, Saxon will record a $1.4 million pre-tax charge to earnings for the period ended September 30, 2003.  The financial information Saxon previously reported in its third quarter earnings press release dated October 23, 2003, before execution of the settlement agreement, did not reflect this charge.  As previously disclosed, the FLSA collective action litigation alleges that loan officers who routinely worked more than 40 hours per week were denied overtime compensation in violation of the FLSA.  The settlement agreement is contingent upon entry of a stipulated dismissal by the Court and approval by all of the collective action members.  If all of the collective action members do not accept the settlement by December 1, 2003 America’s MoneyLine, Inc. may, at its option, declare the proposed settlement to be void, in which case the litigation would resume.

Execution of the November 3, 2003 settlement agreement is a subsequent event that Saxon has determined generally accepted accounting principles require immediate reflection of the financial impact of this tentative settlement agreement as a probable loss within the September 30, 2003 financial statements, as opposed to being a fourth quarter event.  The case may ultimately be settled at a different amount, or not at all, due to the significant contingencies contained in the settlement agreement.  However, due to the execution of the settlement agreement on November 3, 2003 Saxon has judged that a loss is probable as defined within Statement of Financial Accounting Standard No. 5, Accounting for Contingencies.   Accordingly, Saxon has adjusted its financial statements included in the previous press release to reflect the impact of the settlement agreement.  Revised results for the period ended September 30, 2003 are attached.

About Saxon

Saxon is a residential mortgage lender and servicer that originates, purchases, securitizes and services real property secured mortgages. Saxon is headquartered in Glen Allen, Virginia and has additional primary facilities in Fort Worth, Texas and Foothill Ranch, California.

Saxon’s production subsidiaries, Saxon Mortgage, Inc., and America’s MoneyLine, Inc. originate and purchase loans through wholesale, correspondent and retail business channels. Saxon currently originates and purchases loans in 49 states, through its network of approximately 4,000 brokers, 400 correspondents, and 27 retail branches. As of September 30, 2003, Saxon’s servicing subsidiary, Saxon Mortgage Services, Inc., serviced a mortgage loan portfolio of $8.8 billion. For more information, visit www.saxoncapitalinc.com.

Information Regarding Forward Looking Statements

Statements in this news release reflecting our future expectations, plans and strategies, are “forward-looking statements” and are based on current expectations and assumptions that are subject to risks and uncertainty. Our actual results and the timing of certain events could differ materially from those plans due to a number of factors, such as changes in overall economic conditions and interest rates, faster prepayment speeds than those we currently anticipate, declining consumer demand for mortgage refinancing, changes in capital market and competitive conditions applicable to our industry, and changes in the applicable legal and regulatory environment. You should also be aware that all information in this news release is as of November 7, 2003, or as of the date indicated. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Saxon Capital, Inc.
Consolidated Balance Sheets
 (Dollars in thousands, except for share data)
(unaudited)

	September 30, 2003	December 31, 2002
Assets:
Cash	$6,460	$8,098
Accrued interest receivable	51,410	38,630
Trustee receivable	76,739	44,128
Mortgage loan portfolio	4,617,299	3,612,473
Allowance for loan losses	(46,070)	(40,227)

Net mortgage loan portfolio	4,571,229	3,572,246
Restricted cash	214,719	301,435
Servicing related advances	95,697	102,558
Mortgage servicing rights, net	33,426	24,971
Deferred tax asset	13,183	17,588
Real estate owned	20,616	14,563
Other assets	58,689	38,945

Total assets	$5,142,168	$4,163,162

Liabilities and stockholders' equity
Liabilities:
Accrued interest payable	$9,713	$7,431
Warehouse financing	51,416	474,442
Securitization financing	4,709,762	3,347,251
Note payable	25,000	25,000
Other liabilities	21,678	22,692

Total liabilities	4,817,569	3,876,816

Stockholders' equity
Common stock, $0.01 par value per share, 100,000,000 shares
authorized; 28,616,985 and 28,235,781 issued and outstanding,
respectively	286	282
Additional paid-in capital	263,289	259,267
Other comprehensive (loss) income, net of tax of $(3,013) and $3,649	(5,000)	5,707
Retained earnings	66,024	21,090
Total stockholders' equity	324,599	286,346

Total liabilities and stockholders' equity	$5,142,168	$4,163,162

Saxon Capital, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except for share data)
(unaudited)

	Quarter Ended September 30, 2003	Quarter Ended June 30, 2003	Quarter Ended March 31, 2003	Quarter Ended December 31, 2002	Quarter Ended September 30, 2002
Revenues:
Interest income	$76,923	$76,054	$70,188	$63,829	$59,145
Interest expense	(31,143)	(30,993)	(26,661)	(25,782)	(24,665)

Net interest income	45,780	45,061	43,527	38,047	34,480
Provision for mortgage loan losses	(8,517)	(9,677)	(8,614)	(6,912)	(6,124)

Net interest income after provision
for mortgage loan losses	37,263	35,384	34,913	31,135	28,356
Servicing income, net of amortization	16,560	15,725	12,647	11,000	9,073
Gain on sale of mortgage assets	924	45	6	—	133

Total net revenues	$54,747	$51,154	$47,566	$42,135	$37,562
Expenses:
Payroll and related expenses	14,839	13,382	14,278	12,918	13,366
General and administrative expenses	11,368	11,424	11,058	11,193	9,580
Other expense (income)	1,053	1,261	1,325	(579)	531

Total expenses	27,260	26,067	26,661	23,532	23,477
Income before taxes	27,487	25,087	20,905	18,603	14,085
Income tax expense	10,859	9,656	8,021	6,792	5,561

Net income	$16,628	$15,431	$12,884	$11,811	$8,524
Basic earnings per share	$0.58	$0.54	$0.46	$0.42	$0.30

Diluted earnings per share	$0.55	$0.51	$0.44	$0.41	$0.29

Saxon Capital, Inc.
Supplemental Data

	Qtr 9/30/2003	Qtr 6/30/2003	Qtr 3/31/2003	Qtr 12/31/2002	Qtr 9/30/2002
Production Statistics
Volume
Wholesale	$296,959	$282,460	$274,724	$288,729	$284,338
Retail	184,474	223,633	182,345	192,387	176,489
Correspondent Flow	185,406	200,441	142,460	105,847	102,234
Correspondent Bulk	37,387	34,774	114,574	60,616	74,604
Called loans (1)	--	--	--	58,839	--
Net Cost to Produce(2)
Wholesale	2.81%	2.97%	3.24%	3.03%	3.46%
Retail	3.33%	2.80%	3.17%	2.43%	2.46%
Correspondent Flow	3.24%	3.32%	3.52%	3.34%	3.25%
Correspondent Bulk	5.14%	5.25%	4.94%	5.78%	5.80%
Total Production	3.19%	3.12%	3.55%	3.16%	3.43%
Cost to Service	0.26%	0.26%	0.26%	0.32%	0.29%
Credit Quality
Average Loan-To-Value	79.2%	79.9%	79.5%	79.1%	79.5%
Credit Score	623	617	612	613	606
Fixed Weighted Average Coupon	7.8%	7.7%	7.9%	8.3%	8.6%
ARM Weighted Average Coupon	7.5%	7.6%	8.0%	8.3%	8.6%
Portfolio Statistics
Owned Portfolio Principal Balance
(at period end)	$4,529,008	$4,319,424	$3,953,056	$3,505,255	$3,042,971
Owned Portfolio Seriously Delinquent(3)	7.5%	6.6%	6.4%	7.1%	6.2%
Owned Net Losses on Liquidated Loans-
quarter ended trust basis(4)(5)	7,609	(6,668)	5,860	2,595	2,357
Owned Net Losses on Liquidated Loans-
quarter ended GAAP basis(4)(5)	7,431	8,029	6,282	5,638	3,396
Total Serviced Portfolio Principal Balance
(at period end)	8,778,290	8,318,228	8,394,916	7,575,560	6,914,663
Total Serviced Portfolio Seriously Delinquent(3)	10.1%	10.0%	9.8%	11.3%	11.6%
Total Serviced Net Losses on Liquidated Loans-
quarter ended trust basis	26,655	29,127	26,554	25,857	27,000
Key Ratios
Average Earning Assets(6)	$4,395,113	$4,115,044	$3,723,306	$3,256,898	$2,794,114
Average Assets	4,917,499	4,511,920	4,247,087	3,758,518	3,102,153
Average Equity	313,025	297,472	289,920	277,719	263,530
Return on Average Assets(ROA)(7)	1.4%	1.4%	1.2%	1.3%	1.1%
Return on Average Equity(ROE)(7)	21.2%	20.7%	17.8%	17.0%	12.9%
Average Equity/Average Assets(%)	6.4%	6.6%	6.8%	7.4%	8.5%
Interest Income/Average Earning Assets	7.0%	7.4%	7.5%	7.8%	8.5%
Interest Expense/Average Earning Assets(8)	2.8%	3.0%	2.8%	3.1%	3.4%
Interest Margin/Average Earning Assets	4.2%	4.4%	4.7%	4.8%	5.1%
Operating expense/Servicing Portfolio(7)	1.2%	1.2%	1.3%	1.2%	1.4%
Operating expenses/Average Assets(7)	2.2%	2.3%	2.5%	2.5%	3.2%
Efficiency Ratio(9)	49.8%	51.0%	56.1%	55.8%	62.5%
Common Stock Data
Basic earnings per share	$0.58	$0.54	$0.46	$0.42	$0.30
Diluted earnings per share	0.55	0.51	0.44	0.41	0.29
Shares used to compute basic EPS	28,600	28,522	28,284	28,152	28,101
Shares used to compute diluted EPS	30,312	29,973	29,059	28,696	29,155
Shares outstanding (period end)	28,617	28,594	28,393	28,236	28,120
Common Stock Price
High	$8.65	$19.01	$13.96	$13.50	$16.15
Low	$5.30	$12.81	$10.76	$8.15	$10.27
Period End	$17.14	$7.28	$13.31	$12.51	$11.07
Book value per share (period end)	$11.34	$10.54	$10.34	$10.14	$9.52

(1)	Called loans are mortgages purchased from the SASTA 96-2, 97-1, 97-2, and 97-3 securitizations pursuant to the clean-up call provision of the trust.
(2)	Net cost to produce is defined as general and administrative costs and premium paid, net of fees collected, divided by loan production.
(3)	Seriously delinquent is defined as 60 plus days past due.
(4)	2002 net losses on liquidated loans exclude losses of $12.6 million relating to sale of delinquent called loans purchased at a discount and certain recoveries.
(5)	GAAP requires losses to be recognized immediately upon the loan transferring to real estate owned. The trust does not recognize a loss on real estate owned property until it is sold, which causes a timing difference between GAAP and trust losses. In addition, trust losses exclude losses resulting from a delinquent loan sale.
(6)	Average Earning Assets is a daily average balance of loans in warehouse and securitized portfolio.
(7)	Ratios are annualized.
(8)	Interest expense excludes loan buydown and legal fees associated with the warehouse facilities.
(9)	Efficiency ratio is calculated as total expenses divided by net revenues.